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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Form 8-K of Berkshire Hathaway Inc. (previously NBH, Inc.) of our reports on Old Berkshire (defined in this Form 8-K) dated March 6, 1998, appearing in the Annual Report on Form 10-K of Old Berkshire for the year ended December 31, 1997, and to the reference to us under the heading "Experts" in Registration Statement Nos. 333-61129 and 333-61129-01.

Deloitte & Touche LLP
Omaha, Nebraska

January 4, 1999